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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 March 11, 2003
                                 --------------
                                (Date of Report)


                         VENTURES-NATIONAL INCORPORATED
                         ------------------------------
             (Exact name of registrant as specified in its charter)


         Utah                          000-32847                 87-0433444
(State or other jurisdiction          (Commission              (IRS Employer
of incorporation)                     File Number)           Identification No.)

             1855 Norman Avenue, Santa Clara, California 95054-2029
             ------------------------------------------------------
                    (Address of principal executive offices)


                                 (408) 727-7513
                                 --------------
              (Registrants telephone number, including area code)


                5525 South 900 East, Salt Lake City, Utah 84117
                -----------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 5. Other Events

         Effective March 5, 2003, Ventures-National Incorporated, dba Titan General Holdings, Inc. (the Registrant), purchased ten (10) shares (the Shares) of common stock, par value $0.01 per share (Common Stock), of Coesen Inc., a New Hampshire corporation (Coesen), representing 33.3% of the issued and outstanding shares of Common Stock of Coesen from Mr. Howard Doane pursuant to a Stock Purchase Agreement among the registrant, Coesen and Mr. Doane (the Stock Purchase Agreement). In consideration for the Shares, the Registrant issued thirty thousand (30,000) shares of common stock, par value $0.001 per share, of the Registrant and paid $5,000 in cash, to Mr. Doane. In connection with the acquisition of the Shares, David M. Marks, Chairman of the Registrant, was elected to the Board of Directors of Coesen and Mr. Doane resigned as a director of Coesen. In addition, Mr. Doane and the two other stockholders of Coesen entered into a stockholders agreement with Coesen dated as of March 5, 200 pursuant to which the stockholders agreed not to take actions not in the ordinary course of business including, without limitation, incurring of indebtedness outside the ordinary course, liquidating or dissolving Coesen, merging or consolidating Coesen with another entity, issuing or redeeming any equity, in each case without the prior written consent of the Registrant.

         Coesen owns certain patented technology (the Technology) relating to a method of manufacture of rigid-flex printed circuit boards, which was previously licensed to Eastern Manufacturing Corporation, a Massachusetts corporation (EMC) pursuant to a perpetual license agreement by and between EMC and Coesen dated January 6, 1995 (the License Agreement). EMCs rights under the license agreement were assigned to the Registrant through its wholly-owned subsidiary Titan PCB East, Inc. (Titan PCB East) on February 27, 2003 in connection with the acquisition of certain assets of EMC by the Registrant. In connection with the acquisition of the Shares, Coesen executed an Acknowledgment of Assignment dated March 5, 2003, pursuant to which Coesen acknowledged and affirmed the assignment of license rights to Titan PCB East and the right of Registrant to enjoy the same rights under the License Agreement. In consideration for the license rights to the Technology, the Registrant has agreed to pay Coesen a royalty in the amount of 2.0% of revenues derived from the sale of products by the Registrant or its subsidiaries, using the Technology, payable on a quarterly basis, subject to Coesen forgiving the royalty payment should certain directors of Coesen be under employment contracts with Registrant or Titan PCB East.

         Mr. Doane is the principal stockholder as well as an officer and director of EMC.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of Business Acquired.

                Not Applicable

        (b) Pro Forma Financial Information.

                Not Applicable

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        (c) Exhibits.

        Exhibit No.     Document Description
        -----------     --------------------

          10.1 Stock Purchase Agreement dated March 5, 2003 by and among the registrant, Coesen Inc. and Howard Doane.

          10.2 Acknowledgment of Assignment dated March 5, 2003 by and among the Registrant, Titan PCB East, Inc. and Coesen Inc.

          10.3 Stockholders Agreement among Coesen Inc., Howard Doane, Joseph Thoman and Alfred Covino.

          99.1 Press Release, dated March 7, 2003, relating to the purchase of shares of Coesen Inc., the election of David Marks to the Board of Coesen Inc. and the assignment of the license to certain technology of Coesen Inc. to the Registrant.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 11, 2003

                              VENTURES-NATIONAL INCORPORATED



                              By: /s/ James E. Patty
                                 ----------------------------
                                   Name: James E. Patty
                                   Title: President and Chief Executive Officer